Exhibit 99.1

Altavista, VA October 29, 2010 - Pinnacle Bankshares Corporation (OTCBB:PPBN), the one-bank holding company (the Company) of First National Bank (the Bank), today reported its quarterly consolidated unaudited results for the third quarter of 2010. Net income was $374,000 or $0.25 per basic and diluted share for the quarter ended September 30, 2010, and $624,000 or $0.42 per basic and diluted share for the nine months ended September 30, 2010 compared to net income of $237,000 or $0.16 per basic and diluted share and $273,000 or $0.18 per basic and diluted share, respectively, for the same periods of 2009.

Profitability as measured by the Company’s annualized return on average assets (“ROA”) was 0.25% for the nine months ended September 30, 2010, compared to 0.11% for the same period in 2009. Annualized return on average equity (“ROE”) for the nine months ended September 30, 2010 was 3.17%, compared to 1.46% for the same period in 2009.

“Net income for the third quarter of 2010 was higher than any other quarter over the past two years. Better performance was driven by margin improvement, lower loan loss provision over the first and second quarters of 2010 and stronger mortgage loan sales income,” commented Bryan M. Lemley, Chief Financial Officer for both the Company and the Bank. “Improved performance gives us guarded optimism that we have turned the corner in this prolonged downturn,” concluded Lemley.

The Company earlier this month announced that it declared an annual cash dividend of $0.05 per share on October 12, 2010 payable November 5, 2010 to shareholders of record October 22, 2010.

Net interest income was $7,821,000 for the nine months ended September 30, 2010 compared to $7,356,000 for the nine months ended September 30, 2009. Net interest income was $2,654,000 for the three months ended September 30, 2010 compared to $2,539,000 for the three months ended September 30, 2009.

The net interest margin increased to 3.34% for the nine months ended September 30, 2010, from 3.21% for the nine months ended September 30, 2009. The net interest margin increased in the third quarter of 2010 to 3.34% as compared to 3.29% in the third quarter of 2009, as the cost to fund earning assets decreased at a faster pace than yield on earning assets.

Interest income decreased 5% for both the nine and three months ended September 30, 2010, compared to the same periods of 2009. Net loans outstanding decreased by $7,708,000 or 3% since September 30, 2009, while the yield on interest-earning assets decreased by 40 basis points in the same time period.

Interest expense decreased 20% for the nine months ended September 30, 2010 and decreased 19% for the three months ended September 30, 2010, compared to the same periods of 2009. While deposits have increased by $8,094,000 or 3% in the past twelve months, the cost to fund earning assets has fallen by 54 basis points in the same time period.

Provision for loan losses was $963,000 for the first nine months of 2010 compared to $1,029,000 in the first nine months of 2009. Provision for loan losses was $191,000 in the third quarter of 2010 compared to $188,000 in the third quarter of 2009.

Noninterest income decreased $129,000 or 5% for the nine months ended September 30, 2010 compared to the same period of 2009. Noninterest income decreased $12,000 or 1% for the three months ended September 30, 2010 compared to the same period of 2009. The decrease in noninterest income for the nine-month period in 2010 as compared to the same period in 2009 was due mainly to a 19% decrease in fees on sales of mortgage loans, although these fees increased 24% when comparing the third quarter of 2010 to the third quarter of 2009.

Noninterest expense decreased $168,000 or 2% for the nine months ended September 30, 2010 compared to the same period of 2009. Noninterest expense decreased $116,000 or 4% for the three months ended September 30, 2010 compared to the same period of 2009. The decrease in noninterest expense for the nine and three-month periods is attributed primarily to a $146,000 and $38,000 decrease in salaries and employee benefits for the nine and three- month periods ending September 30, 2010, respectively, due to fewer employees and lower cost to fund retirement benefits.

Total assets at September 30, 2010 were $334,694,000, up 3% from $325,758,000 at September 30, 2009. The principal components of the Company’s assets at September 30, 2010 were $260,689,000 in net loans, $32,983,000 in cash and cash equivalents and $27,904,000 in securities. Total liabilities at September 30, 2010 were $308,011,000, up 2% from $300,612,000 at September 30, 2009.

Total stockholders’ equity at September 30, 2010 was $26,683,000 representing an equity to assets ratio of 7.97%. None of the Company’s capital includes TARP funds. The Bank’s capital ratios continue to exceed all minimum standards for the Bank to be considered “well capitalized” by its regulators.

At September 30, 2009, total stockholders’ equity was $25,146,000.

The allowance for loan losses was $3,753,000 as of September 30, 2010, representing 1.42% of total loans outstanding compared to an allowance for loan losses of $3,793,000 as of September 30, 2009 representing 1.39% of total loans outstanding.

Nonperforming loans (including nonaccruing loans and accruing loans more than 90 days past due) totaled $7,051,000, or 2.67% of total loans, as of September 30, 2010, versus $2,082,000, or 0.76% of total loans, at September 30, 2009. Nonperforming loans increased only $268,000 in the third quarter of 2010, up from $6,783,000 as of June 30, 2010.

Selected financial highlights are shown below.

Pinnacle Bankshares Corporation is a locally managed community banking organization based in Central Virginia. The one-bank holding company of First National Bank serves an area consisting primarily of all or portions of the Counties of Campbell, Pittsylvania, Franklin, Bedford, Amherst and the City of Lynchburg. The Company operates two branches in the Town of Altavista, one branch in the Town of Amherst, one branch in the Town of Rustburg, two branches in Campbell County, one branch in the City of Lynchburg, one branch in Bedford County at Forest and a loan production office at Smith Mountain Lake in Franklin County at Moneta. First National Bank is celebrating its 102nd year in operation.

This press release may contain “forward-looking statements” within the meaning of federal securities laws that involve significant risks and uncertainties. Any statements contained herein that are not historical facts are forward-looking and are based on current assumptions and analysis by the Company. These forward-looking statements may include, but are not limited to, statements regarding future operating results and business performance. Although we believe our plans and expectations reflected in these forward-looking statements are reasonable, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and we can give no assurance that these plans or expectations will be achieved. Factors that could cause actual results to differ materially from management’s expectations include, but are not limited to, changes in: interest rates, general economic and business conditions, the real estate market, the legislative/regulatory climate, including the Dodd-Frank Act and regulations adopted thereunder may have on us, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System and any policies or programs implemented pursuant to the Emergency Economic Stabilization Act of 2008, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows and funding costs, competition, demand for financial services in our market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and you should not place undue reliance on such statements, which reflect our views as of the date of this release.

Pinnacle Bankshares Corporation

Selected Financial Highlights

(Dollar amounts in thousands)

Income Statement Highlights

	3 Months Ended 9/30/2010	3 Months Ended 6/30/2010	3 Months Ended 9/30/2009
	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income	$4,124	$4,107	$4,360

Interest Expense	1,470	1,505	1,821

Net Interest Income	2,654	2,602	2,539

Provision for Loan Losses	191	509	188

Noninterest Income	855	714	867

Noninterest Expense	2,764	2,711	2,880

Net Income	374	67	237

ROA	0.45%	0.08%	0.29%

ROE	5.65%	1.02%	3.79%

Net Interest Margin	3.34%	3.32%	3.29%

Income Statement Highlights

	9 Months Ended 9/30/2010	Year Ended 12/31/2009	9 Months Ended 9/30/2009
	(Unaudited)	(Audited)	(Unaudited)
Interest Income	$12,316	$17,316	$13,005

Interest Expense	4,495	7,312	5,649

Net Interest Income	7,821	10,004	7,356

Provision for Loan Losses	963	1,530	1,029

Noninterest Income	2,240	3,148	2,369

Noninterest Expense	8,184	11,171	8,352

Net Income	624	351	273

ROA	0.25%	0.11%	0.11%

ROE	3.17%	1.40%	1.46%

Net Interest Margin	3.34%	3.23%	3.21%

Balance Sheet Highlights

	9/30/2010	12/31/2009	9/30/2009
	(Unaudited)	(Audited)	(Unaudited)
Cash and Cash Equivalents	$32,983	$32,060	$23,812

Net Loans	260,689	265,904	268,397

Total Securities	27,904	20,156	21,002

Total Assets	334,694	332,210	325,758

Total Deposits	303,517	302,119	295,423

Total Liabilities	308,011	306,359	300,612

Stockholders’ Equity	26,683	25,851	25,146

Asset Quality Highlights

	9/30/2010	6/30/2010	12/31/2009	9/30/2009
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Nonperforming Loans to Total Loans	2.67%	2.56%	1.49%	0.76%

Allowance for Loan Losses to Total Loans	1.42%	1.44%	1.38%	1.39%

Allowance for Loan Losses to Nonperforming Loans	53.23%	56.08%	92.68%	182.18%

Nonperforming Loans	$7,051	$6,783	$4,017	$2,082

Other Real Estate Owned (OREO)	599	465	461	125

Allowance For Loan Losses	3,753	3,804	3,723	3,793

CONTACT: Pinnacle Bankshares Corporation, Bryan M. Lemley, 434-477-5882, bryanlemley@1stnatbk.com